EXHIBIT 3.3

CERTIFICATE OF OWNERSHIP AND MERGER

Merging

SAFARI MERGER SUB, INC.

(a Delaware corporation)

Into

TELLIUM, INC.

(a Delaware corporation)

Pursuant to Section 253 of the General

Corporation Law of Delaware

Tellium, Inc. (the “Company”), a corporation organized and existing under the laws of Delaware, does hereby certify that:

FIRST: The Company was incorporated on the 21st day of April, 1997, pursuant to the Delaware General Corporation Law (the “DGCL”), the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

SECOND: The Company owns all of the outstanding shares of the common stock, par value $0.01 per share, of Safari Merger Sub, Inc. (“Safari”), a corporation incorporated on the 5th day of November, 2003, pursuant to the DGCL, and having no class of capital stock outstanding other than said common stock.

THIRD: The Company, by the following resolutions of the Board of Directors, adopted on November 7, 2003 and filed with the minutes of the Board, determined to merge Safari into the Company:

RESOLVED, Safari shall be merged with and into the Company (the “Merger”) with the Company being the surviving corporation of the Merger (the “Surviving Corporation”) and assuming all of Safari’s liabilities and obligations;

FURTHER RESOLVED, that the Merger shall be effective upon the date and time specified in the Certificate of Ownership and Merger filed with the Secretary of State of Delaware;

FURTHER RESOLVED, that the Certificate of Incorporation of the Company, as in effect at the effective time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, with such amendments set forth herein;

FURTHER RESOLVED, that at the effective time of the Merger, the name of the Company shall be changed to Zhone Technologies, Inc. and ARTICLE I of the Certificate of Incorporation of the Company shall be amended to read as follows:

ARTICLE I

NAME

The name of the corporation is Zhone Technologies, Inc. (the “Corporation”).

FURTHER RESOLVED, that, at the effective time of the Merger and without any action on the part of the Company or Safari, all of the issued and outstanding shares of capital stock of Safari shall be canceled and the shares of capital stock of the Company outstanding immediately prior to the effective time of the Merger shall continue as shares of capital stock of the Surviving Corporation;

FURTHER RESOLVED, that the Bylaws of the Company, as in effect at the effective time of the Merger, shall be the Bylaws of the Surviving Corporation;

FURTHER RESOLVED, at the effective time of the Merger, the directors of the Company shall continue as the directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified in the manner provided by the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law;

FURTHER RESOLVED, at the effective time of the Merger, the officers of the Company shall continue in their respective offices as officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in the manner provided by the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered in the name and on behalf of the Company to execute, acknowledge and file with the Secretary of State of Delaware the Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge Safari into the Company and to assume its obligations, and to so change the name of the Company, and the date of adoption thereof, and to execute, acknowledge, file and deliver such other documents and to take such other actions as they may deem necessary or appropriate to effect the Merger and said change of name.

FOURTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective at, 4:02 p.m. on November 13, 2003.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer this 13th day of November, 2003.

TELLIUM, INC.

By:	/s/ Mory Ejabat
Name:	Mory Ejabat
Title:	CEO